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                                                                  Exhibit (5)(a)




                                October 19, 1999


Consumers Energy Company
Consumers Energy Company Financing III
Consumers Energy Company Financing IV
212 West Michigan Avenue
Jackson, Michigan 49201

         Re:      Registration Statement on Form S-3


Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Consumers Energy Company (the "Company"), Consumers Energy Company Financing III and Consumers Energy Company Financing IV (each a "Trust" and collectively, the "Trusts") with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $525,000,000 of (i) trust preferred securities of the Trusts; (ii) Subordinated Debentures of the Company ("Debentures"); (iii) Senior Notes of the Company ("Senior Notes"); and (iv) the guarantee of the Preferred Securities by the Company ("Preferred Securities Guarantee"). (The foregoing offered securities, collectively, the "Securities".) The guarantee of the Preferred Securities is to be issued pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be entered into between the Company and the Bank of New York, as trustee (the "Guarantee Trustee"). The Debentures are to be issued under an Indenture between the Company and the Bank of New York, as trustee (the "Indenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Indenture"). The Senior Notes are to be issued under a Senior Note Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Senior Note Trustee") which may include one or more supplemental indentures thereto according to the terms of the Senior Notes Indenture. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters


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of fact as I have considered relevant and necessary as a basis for this opinion.
I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

         2. The Company has corporate power and authority (i) to execute and deliver the Preferred Securities Guarantee Agreement, the Indenture, and the Senior Note Indenture, (ii) to authorize and sell the Debentures pursuant to the Indenture, and (iii) to authorize and sell the Senior Notes pursuant to the Senior
                  Note Indenture.

         3. The Preferred Securities Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principals of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendment) shall have become effective under the Securities Act; (ii) the Preferred Securities Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Guarantee Trustee; (iii) the Preferred Securities shall have been legally issued, as provided in the applicable Declaration of Trust; and (iv) the Preferred Securities Guarantee shall have been duly executed and delivered as provided in the Preferred Securities Guarantee Agreement.

         4. The Debentures will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Indenture Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debentures, as contemplated by the Registration Statement and the Indenture; and (iii) the Indenture under which such Debentures are to be issued shall have been duly executed as provided in such resolutions and the Debentures shall have been duly executed and



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                  authenticated as provided in the Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         5. The Senior Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Senior Note Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Senior Note Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Senior Notes, as contemplated by the Registration Statement and the Senior Note Indenture; and (iii) the Senior Note Indenture under which such Senior Notes are to be issued shall have been duly executed as provided in such resolutions and the Senior Notes shall have been duly executed and authenticated as provided in the Senior Note Indenture, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the execution and delivery of the Preferred Securities Guarantee or the sale of the Securities.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America. I note that the rights, duties and obligations of the Indenture Trustee under the Indenture are stated to be governed and construed in accordance with the laws of the State of New York. However, for purposes of paragraph 4, I have assumed that the Indenture, as to the rights, duties and obligations of the Indenture Trustee, is stated to be governed by the laws of the State of Michigan.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Securities and to all references to me included in or made a part of the Registration Statement.


                                         Very truly yours,


                                         /s/ Michael D. VanHemert
                                         ---------------------------------------
                                         Michael D. VanHemert